SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT


                    Pursuant to Section 13 or 15 (d) of the
                        Securities Exchange Act of 1934


         Date of Report (Date of earliest event reported): June 29,1995

                           DIXIE NATIONAL CORPORATION
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)


   Mississippi                      0-3296                     64-0440887
- ---------------                   ------------               -------------------
(State or other                   (Commission                (IRS employer
jurisdiction of                   file number)               identification no.)
incorporation)

3760 I-55 North                                                 39211-6323
Post Office Box 22587, Jackson, Mississippi                     39225-2587
- --------------------------------------------------------------------------
(Address of principal executive offices)                        (Zip Code)

              Registrant's telephone number, including area code:
                                 (601) 982-8210

Item 5. Other Events.

     As previously reported in its March 31, 1995 Form 10-Q Quarterly Report, on April 20, 1995, Dixie National Corporation ("Corporation") entered into the
"Second Amended and Restated UMS Agreement", amending and restating an earlier agreement with Universal Management Services, a Nevada corporation ("UMS"). Under the provisions of the Second Restated and Amended UMS Agreement, the Corporation expected to acquire a 16% interest in Phoenix Medical Management, Inc. ("PMM"), an Arizona corporation, for 2,000,000 shares of the Coprporation's Common Stock and to issue an additional 100,000 shares of its Common Stock for an option to acquire the remaining 84% of PMM. On June 29, 1995, Corporation issued 2,100,000 shares of its Common Stock to complete these transactions.

     PMM was formed in November 1993 to engage in the ownership and operation of health care facilities specializing in pain care. PMM currently operates one facility, in Phoenix, Arizona, which opened in January 1995. It was a development stage company until it opened its Phoenix facility and, accordingly, does not yet have a meaningful history of operations. Currently, it is finalizing plans for additional facilities in Arizona to be opened by June 30, 1996.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.




                           DIXIE NATIONAL CORPORATION
                                  (REGISTRANT)




                             BY: /s/Robert B. Neal
                                 ROBERT B. NEAL
                                 PRESIDENT

Date:  July 3, 1995